Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-36740, No. 333-60379 and No. 333-230764) and S-8 (No. 333-87384, No. 333-88711, No. 333-118096, No. 333-118097, No. 333-151105, No. 333-166989, and No. 333-218035) of Corporate Office Properties Trust of our report dated February 19, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
February 19, 2020